UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2019, Jefferson Electric, Inc. (“Jefferson”), a wholly owned subsidiary of Pioneer Power Solutions, Inc. (the “Company”), and Thomas Klink, Jefferson’s president our chief financial officer and director, entered into a third amendment (the “Amendment”) to that certain Employment Agreement, dated as of April 30, 2010, as amended previously on April 30, 2013 and June 30, 2016 (collectively, the “Original Agreement”), in order to (i) extend the term of the Original Agreement from April 30, 2019, to April 30, 2020, unless earlier terminated in accordance with its terms, and (ii) adjust Mr. Klink’s annual base salary to $390,000 for the period beginning on May 1, 2019 and ending on April 30, 2020.

The foregoing summary of the Amendment is not complete, and is qualified in its entirety by reference to the full text of the Amendment that is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Third Amendment to Employment Agreement, dated as of February 15, 2019, by and between Jefferson Electric, Inc. and Thomas Klink

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: February 20, 2019	By:	/s/ Thomas Klink
	Name:	Thomas Klink
	Title:	Chief Financial Officer

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